Exhibit T3A.26

FORM 19

COMPANY NO. 41089

COMPANIES ACT OF BARBADOS

CERTIFICATE OF CONTINUANCE

SHERRITT UTILITIES INC.

Name of Company

I hereby certify that the above-mentioned Company was continued, as set out in the attached Articles of Continuance, under section 356.2. (1) of the Companies Act.